UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

P10, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

P10 2023 Proxy Statement

P10

Notice of Annual Meeting of Stockholders

Notice is hereby given that the 2025 Annual Meeting of Stockholders of P10, Inc. (“P10” or the “Company”) will be held at 299 Park Avenue, 36th Floor New York, NY 10171 at 9:00 a.m., local time, on Thursday, June 12, 2025 for the following purposes:

Annual Meeting Information

1.	To elect the following nominees as Class I Directors to serve for a term of three years: Jennifer Glassman, Scott Gwilliam and Edwin Poston;

2.	To ratify the selection of KPMG LLP as our Independent Registered Public Accounting Firm for our fiscal year ending December 31, 2025; and

Date and Time:

Thursday, June 12, 2025

9:00 a.m., local time

Location:

299 Park Avenue, 36th Floor

New York, NY 10171

Record Date:

Close of Business

April 14, 2025

Voting Information

Your vote is important.

Please vote via the

Internet or telephone.

By Internet

Visit:www.proxypush.com/PX

By Phone

Call: 1-866-983-6559

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

These proposals are more fully described in the Proxy Statement following this Notice.

The Board of Directors recommends that you vote (i) FOR the election of the three nominees to serve as Class I directors of the Company for a term of three years and (ii) FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Along with the attached Proxy Statement, we are sending you a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

The Board of Directors has fixed the close of business on April 14, 2025 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting. A list of the stockholders of record as of the close of business on April 14, 2025 will be available for inspection by any of our stockholders for any purpose germane to the Annual Meeting during normal business hours at our principal executive offices, 4514 Cole Ave, Suite 500, Dallas, TX 75205, beginning on June 3, 2025 and at the Annual Meeting.

Stockholders are cordially invited to attend the Annual Meeting in person. Regardless of whether you plan to attend the Annual Meeting, please mark, date, sign and return the enclosed proxy, or vote by internet or telephone, to ensure that your shares are represented at the Annual Meeting.

By Order of the Board of Directors,

Luke A. Sarsfield III

Luke A. Sarsfield III

Chairman of the Board and CEO

April 28, 2025

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on June 12, 2025: The Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and our 2024 Annual Report to Stockholders are available at www.p10alts.com and www.proxypush.com/PX. These proxy materials are first being made available to stockholders on or about April 28, 2025 and mailed on or about May 2, 2025.

2025 Proxy Statement	i

Proxy Summary

Notice of Annual Meeting of Stockholders

2	Proxy Statement

2	Proxy Summary

2	About the Meeting

5	Stock Ownership

7	Matters to Come Before the Annual Meeting

7	Proposal 1: Election of Directors
10	Board Meetings; Corporate Governance; Committees and Membership
17	Director Compensation
18	Executive Compensation
21	Compensation Policies and Practices and Risk
23	Audit Committee Report
24	Proposal 2: Ratification of Independent Registered Public Accounting Firm

25	Delinquent Section 16(a) Reports

26	Other Matters

2025 Proxy Statement	1

Proxy Summary

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

June 12, 2025

Proxy Summary

This summary highlights certain information contained elsewhere in our Proxy Statement. This summary does not contain all the information that you should consider, and you should carefully read the entire Proxy Statement and our 2024 Annual Report to Stockholders before voting. The Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and our 2024 Annual Report to Stockholders are available at www.p10alts.com and www.proxypush.com/PX and are first being made available to stockholders commencing on or about April 28, 2025 and mailed on or about May 2, 2025.

About the Meeting

What is the date, time and place of the annual meeting?

P10, Inc.’s 2025 Annual Stockholders’ Meeting will be held on Thursday, June 12, 2025 beginning at 9:00 a.m., local time, at 299 Park Avenue, 36th Floor, New York, NY 10171.

What is the purpose of the annual meeting?

At the annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this Proxy Statement, consisting of (1) the election of Class I directors; (2) the ratification of the appointment of KPMG LLP as P10’s independent registered public accounting firm for the year ending December 31, 2025; and (3) any other matters that properly come before the meeting.

What are the voting rights of the holders of our common stock?

Each share of our Class A common stock will entitle its holder to one vote on all matters to be voted on by stockholders generally.

Each share of our Class B common stock will entitle its holder to ten votes until a Sunset becomes effective. After a Sunset becomes effective, each share of our Class B common stock will automatically convert into Class A common stock. The Class B Holders have approximately 86% of the combined voting power of our common stock.

A “Sunset” is triggered by any of the earlier of the following:

•
the Sunset Holders cease to maintain direct or indirect beneficial ownership of 10% of the outstanding shares of Class A common stock (determined assuming all outstanding shares of Class B common stock have been converted into Class A common stock);
•
the Sunset Holders collectively cease to maintain direct or indirect beneficial ownership of at least 25% of the aggregate voting power of the outstanding shares of our common stock; and
•
upon the tenth anniversary of the effective date of our amended and restated certificate of incorporation.

Holders of Class B common stock may elect to convert shares of Class B common stock on a one-for-one basis into Class A common stock at any time. Holders of our Class A common stock and Class B common stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as set forth in our amended and restated certificate of incorporation or as otherwise required by applicable law.

P10, Inc. entered into a controlled company agreement (the “Controlled Company Agreement”) on October 20, 2021, with principals of 210 Capital, L.L.C. and certain of their affiliates (the “210 Group”), RCP Advisors 2, LLC and RCP Advisors 3, LLC (together, "RCP Advisors") and certain of their affiliates (collectively, the “RCP Group”) and TrueBridge Capital Partners LLC and certain of its affiliates (the “TrueBridge Group”), granting each party certain board designation rights. On December 19, 2024, the Company entered into an amendment to the Controlled Company Agreement to, among other things, remove the 210 Group and its board nomination and other rights. Under the Controlled Company Agreement, as amended, subject to certain limitations and exceptions set forth therein, (i) so long as the RCP Group and any of its permitted transferees who hold shares of common stock as of the applicable time continue to collectively hold a combined voting power of at least 5% of the shares of common stock outstanding immediately following the Company's initial public offering, the Company will include in its slate of nominees one (1) director designated by the RCP Group and (ii) so long as the TrueBridge Group and any of its permitted transferees who hold shares of common stock as of the applicable time continue to collectively hold a combined voting power of at least 5% of the shares of common stock outstanding immediately following the Company's initial public offering, the Company will include in its slate of nominees one (1) director designated by the TrueBridge Group.

2	P10, Inc.

Proxy Summary

Who is entitled to vote at the meeting?

Only our stockholders of record at the close of business on April 14, 2025, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or any postponement(s) or adjournment(s) of the meeting. As of the record date, there were 68,646,719 shares of Class A common stock outstanding and 43,461,442 shares of Class B common stock outstanding, all of which are entitled to be voted at the annual meeting. Whether or not you plan to attend the meeting, we encourage you to fill out and return the proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

A list of stockholders will be available at our headquarters at 4514 Cole Ave, Suite 500, Dallas, TX 75205 for a period of ten days prior to the annual meeting and at the annual meeting itself for examination by any stockholder.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

•
Stockholder of Record. If (i) your shares of Class A common stock are registered directly in your name with the Company’s transfer agent, or (ii) you hold shares of Class B common stock that are registered directly in your name, you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by the Company.
•
Beneficial Owner of Shares Held in Street Name. If your shares of Class A or Class B common stock are held in an account at a brokerage firm, bank, dealer, custodian or other similar organization acting as nominee (each, a “broker”), then you are the beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.”

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date to attend the meeting, and you will need to bring a signed proxy from your broker in order to vote your shares at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of common stock representing a majority of the combined voting power of the outstanding shares of stock on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, there were 68,646,719 shares of Class A common stock outstanding and 43,461,442 shares of Class B common stock outstanding, all of which are entitled to be voted at the annual meeting, and therefore holders of common stock representing 251,630,570 combined voting power will constitute a quorum.

What vote is required to approve each item?

The inspector of election for the annual meeting shall determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall count and tabulate ballots and votes and determine the results thereof. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum. If less than a majority of the combined voting power of the outstanding shares of common stock is represented at the annual meeting, a majority of the shares so represented may adjourn the annual meeting from time to time without further notice.

The table below describes the vote requirements and the effect of abstentions and broker non-votes, as prescribed under our bylaws, the rules of the New York Stock Exchange and Delaware law, for the election of directors and the approval of the other items on the agenda for the annual meeting.

Proposal	Vote Required	Effect of Abstentions and Broker Non-Votes*
Proposal 1: Election of the three nominees to serve as Class I directors of the Company	Plurality of the votes cast.	Abstentions and broker non-votes will have no effect on the outcome of the election.
Proposal 2: Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2025	The affirmative vote of a majority of the combined voting power of the shares of common stock present at the meeting in person or by proxy and entitled to vote.	Abstentions will have the effect of a vote against.

___________________

* A broker non-vote occurs when a broker submits a proxy but does not vote on a proposal because it is not a “routine” item under NYSE rules and the broker has not received voting instructions from the beneficial owner of the shares. Broker non-votes will not be counted as “votes cast” with respect to Proposal 1. Your broker may vote without your instructions only on Proposal 2—Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2025.

2025 Proxy Statement	3

Proxy Summary

What are the Board’s recommendations?

As more fully discussed under Summary of Matters to be Voted On, our Board of Directors recommends a vote: (i) FOR the election of the three nominees to serve as Class I directors of the Company for a term of three years and (ii) FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted: (i) FOR the election of each of the three nominees to serve as Class I directors of the Company for a term of three years; (ii) FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, and (iii) in accordance with the recommendation of our Board of Directors, on all other matters as may properly come before the Annual Meeting. In the event a stockholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification made.

How do I vote?

If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), you may vote using the enclosed proxy card. Voting instructions are provided on the proxy card contained in the proxy materials. Holders of record may vote their shares by regular mail, by phone at 1-866-983-6559, online at www.proxypush.com/PX, or in person at the Annual Meeting.

If you are a street name holder (that is, if you hold your shares through a bank, broker or other holder of record), you must vote in accordance with the voting instruction form provided by your bank, broker or other holder of record. The availability of telephone or internet voting will depend upon your bank’s, broker’s, or other holder of record’s voting process.

If you come to the Annual Meeting, you can, of course, vote in person. If you are a street name holder and wish to vote at the meeting, you must first obtain a proxy from your bank, broker or other holder of record authorizing you to vote.

Can I change my vote after I return my proxy card?

Yes. The giving of a proxy does not eliminate the right to vote in person should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise of that proxy, by voting in person at the Annual Meeting, by filing a written revocation or duly executed proxy bearing a later date with our Secretary at our headquarters.

Who pays for costs relating to the proxy materials and annual meeting of stockholders?

The costs of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed Annual Report and proxy card, along with the cost of posting the proxy materials on our website, are to be borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone, facsimile and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in so doing. We have retained InvestorCom, LLC to aid in the solicitation at an estimated cost of $5,000 plus reimbursable out-of-pocket expenses.

4	P10, Inc.

Stock Ownership

Stock Ownership

Security Ownership of Certain Beneficial Owners and Management

The following table shows information regarding the beneficial ownership of our common stock for the following:

•
Each stockholder known by us to beneficially own more than 5% of our common stock based solely on P10’s review of filings with the SEC pursuant to Section 13(d) or Section 13(g) of the Exchange Act;
•
Each of our directors and director nominees;
•
Each named executive officer listed in the Summary Compensation Table in “Executive Compensation”; and
•
All directors, director nominees and executive officers as a group.

All information is as of the record date, April 14, 2025, except as noted otherwise. On such date, there were 68,646,719 shares of Class A common stock outstanding with the right to one vote per share on each matter to come before the meeting, 43,461,442 shares of Class B common stock outstanding with the right to ten votes per share on each matter to come before the meeting, and all outstanding shares have a combined voting power of 503,261,139 votes. Unless otherwise provided below, the address for directors, director nominees and executive officers is c/o P10, Inc., 4514 Cole Avenue, Suite 500 Dallas, Texas 75205.

Name of Beneficial Owner	Class A Common Stock Beneficially Owned		Class B Common Stock Beneficially Owned	Combined Voting Power and Nature of Class (1)		Percent of Class A	Percent of Class B	Percent of Combined Voting Power
Beneficial Owners of More Than 5% of Any Class
Massachusetts Financial Services Company	4,159,263	(2)	—	4,159,263		6.1%	*	*
River Road Asset Management, LLC	4,855,166	(3)	—	4,855,166		7.1%	*	*
FMR LLC	6,275,646	(4)	—	6,275,646		9.1%	*	*
Kent P. Dauten	6,583,090	(5)	—	6,583,090		9.6%	*	*
The Vanguard Group	4,215,936	(6)	—	4,215,936		6.1%	*	*
RCP Group Holders	2,118,098		17,810,364	180,221,738	(7)	3.1%	41.0%	35.8%
TrueBridge Group Holders	7,645,072		9,750,651	105,151,582	(8)	*	22.4%	20.9%
William F. Souder	815,017		4,261,939	43,434,407	(9)	*	9.8%	8.6%
Directors, Director Nominees and Named Executive Officers
Luke Sarsfield	183,134		—	183,134		*	*	*
Travis Barnes	47,090		13,291	180,000		*	*	*
Tracey Benford	27,848		—	27,848		*	*	*
Stephen Blewitt(15)	—		—	—		*	*	*
Jennifer Glassman(15)	—		—	—		*	*	*
Scott Gwilliam	225,215		631,186	6,537,075	(10)	*	*	*
David M. McCoy (member of the RCP Group Holders)	336,485	(11)	2,517,213	25,508,615		*	5.8%	5.1%
Edwin Poston (member of the TrueBridge Group Holders)	3,255,697		5,351,097	56,766,667	(8)(12)	*	12.3%	11.3%
Robert B. Stewart Jr.	108,983		13,291	241,893		*	*	*
Amanda Coussens	83,405	(13)	—	83,405		*	*	*
Mark Hood	82,735		—	82,735		*	*	*
All directors, director nominees and executive officers as a group (11 persons)	4,414,796	(14)	8,526,078	89,675,576		6.4%	19.6%	17.8%

* Less than one percent (1%)

(1)
The amounts reported in this column represent one vote per share of Class A common stock beneficially owned and ten votes per share of Class B common stock beneficially owned, irrespective of whether such beneficial owner reported having voting power over such shares. For details regarding the differences, if any, between the voting and dispositive power over any such shares, please refer to the footnotes accompanying the applicable beneficial owner.
(2)
Information reported is based on Schedule 13G as filed with the SEC on February 14, 2025, on which Massachusetts Financial Services Company: (i) reported beneficially owning and having sole voting and sole dispositive power over an aggregate of 4,159,263 shares of our Class A common stock as of December 31, 2024; and (ii) listed its address as 111 Huntington Avenue, Boston, MA 02199.
(3)
Information reported is based on Schedule 13G/A as filed with the SEC on February 6, 2025, on which River Road Asset Management, LLC: (i) reported beneficially owning an aggregate of 4,855,166 shares of our Class A common stock as of December 31, 2024, of which the reporting person reported having sole voting power over 4,146,607 shares and sole dispositive power over 4,855,166 shares; and (ii) listed its principal business address as 462 S. 4th St., Ste 2000, Louisville, KY 40202.
(4)
Information reported is based on Schedule 13G/A as filed with the SEC on January 8, 2025, on which FMR LLC and Abigail P. Johnson, the director, chairman and chief executive officer of FMR LLC: (i) reported beneficially owning an aggregate of 6,275,645.77 shares of our Class A common stock as of December 31, 2024, of which FMR LLC reported having sole voting power over 6,274,485 shares and each of the reporting persons reported having sole dispositive power over all of the shares; and (ii) listed an address of 245 Summer Street, Boston, MA 02210. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares.
(5)
Information reported is based on the Schedule 13G/A as filed with the SEC on November 6, 2023, on which Kent P. Dauten: (i) reported beneficially owning an aggregate of 6,583,090 shares of our Class A common stock as of October 25, 2023, of which the reporting person may be deemed to have (a) sole voting power over 6,274,938 shares held by a trust of which the reporting person is trustee, and (b) shared voting power over 308,152 shares held by certain trusts of which a member of the reporting person’s immediate family serves as trustee; and (ii) listed his address as 155 N. Wacker Drive, #4150, Chicago, Illinois 60606.
(6)
Information reported is based on Schedule 13G/A as filed with the SEC on February 13, 2024, on which The Vanguard Group: (i) reported beneficially owning an aggregate of 4,215,936 shares of our Class A common stock as of December 29, 2023, of which the reporting person reported having sole voting power over zero shares, shared voting power over 80,313 shares, sole dispositive power over 4,097,521 shares and shared dispositive power over 118,415 shares; and (ii) listed its address as 100 Vanguard Blvd. Malvern, PA 19355.
(7)
Information reported is based on the Schedule 13G/A filed with the SEC on February 14, 2025 and subsequent Form 4 filings by Nell M. Blatherwick, David M. McCoy, Alexander I. Abell, Andrew Rowan Nelson, the Thomas P. Danis Revocable Trust, Prism 1, LLC, Prism 2, LLC, Reserve 2, LLC, the Charles K. Huebner Trust and the Jon I. Madorsky Revocable Trust (collectively, the “RCP Group Holders”), which reported the respective holdings of each member of the RCP Group Holders, and includes 584,813 options to purchase shares of Class A common stock that are currently exercisable or exercisable within 60 days. The Schedule 13G/A filed by the RCP Group Holders listed each reporting person’s address as c/o 4514 Cole Avenue, Suite 500 Dallas, Texas 75205.
(8)
Information reported is based on the Schedule 13G/A as filed with the SEC on February 10, 2025 and subsequent Form 4 filings by Edwin Poston, Mel Williams, MAW Management Co. (of which Mel Williams is the manager), TrueBridge Colonial Fund, u/A dated 11/15/2015 (“TrueBridge Colonial”), The Mel Williams Irrevocable Trust u/a/d August 12, 2015 (the “Mel Trust”), TrueBridge Ascent, LLC (of which Edwin Poston is the manager) and the Edwin A. Poston Revocable Trust (of which Mr. Poston is the sole trustee) (collectively, the “TrueBridge Group Holders”). First Republic Trust Company of Delaware, as trustee of TrueBridge Colonial, may be deemed to beneficially own the securities owned indirectly by TrueBridge Colonial. Alliance

2025 Proxy Statement	5

Stock Ownership

Trust Company, as trustee of the Mel Trust, may be deemed to beneficially own the securities owned directly by the Mel Trust. The Schedule 13G/A filed by the TrueBridge Group Holders listed each reporting person’s address as 4514 Cole Avenue, Suite 1600, Dallas, Texas 75205.
(9)
Information reported is based on the Schedule 13G/A as filed with the SEC on February 12, 2025 by William F. Souder and the Souder Family LLC (of which Mr. Souder is the manager). The Schedule 13G listed the principal business address for the reporting persons as 520 Middle Road, Delray Beach, FL 33493. Includes 612,176 options to purchase shares of Class A common stock that are currently exercisable or exercisable within 60 days.
(10)
Includes (i) 25,215 shares of Class A common stock held directly by Scott Gwilliam; and (ii) 300,233 shares of Class B common stock held directly by Mr. Gwilliam. Also includes 200,000 shares of Class A common stock held directly by Gwilliam Family Investments LLC, and (ii) 330,953 shares of Class B common stock that are held directly by Gwilliam Family Investments LLC. Mr. Gwilliam is the Managing Member of the Gwilliam Family Investments LLC.
(11)
Includes 122,162 options to purchase shares of Class A common stock that are currently exercisable or exercisable within 60 days.
(12)
Includes: (i) 60,502 shares of Class A common stock that Edwin Poston holds directly; (ii) 2,825,683 shares of Class A common stock and 5,216,646 shares of Class B common stock beneficially owned by TrueBridge Colonial Fund, u/a dated 11/15/2015; (iii) 134,451 shares of Class B common stock beneficially owned by TrueBridge Ascent LLC, of which Mr. Poston serves as manager; and (iv) 521,664 shares of Class A common stock owned by the Edwin A. Poston Revocable Trust, of which Mr. Poston is the sole trustee.
(13)
Includes 6,650 options to purchase shares of Class A common stock that are currently exercisable or exercisable within 60 days.
(14)
Includes 740,988 options to purchase shares of Class A common stock that are currently exercisable or exercisable within 60 days.
(15)
Stephen Blewitt and Jennifer Glassman were appointed to the Board of Directors on April 21, 2025.

6	P10, Inc.

Matters to Come Before the Annual Meeting

Matters to Come Before the Annual Meeting

PROPOSAL 1:

Election of Directors

Nominees

Our Board of Directors currently has nine members, six of whom are independent directors. Our amended and restated certificate of incorporation and bylaws classifies our Board of Directors into three classes of directors, serving staggered three-year terms of office. Directors designated as Class I directors have initial terms expiring at this Annual Meeting. Directors up for election at this Annual Meeting may be elected to a new three-year term expiring in 2028. Directors designated as Class II directors have terms expiring at our 2026 Annual Meeting of Stockholders. Directors designated as Class III directors have terms expiring at our 2027 Annual Meeting of Stockholders. There are no family relationships among any of our directors, executive officers or nominees.

Listed below are the nominees for election at the annual meeting to serve as Class I directors on our Board of Directors, along with the continuing Class II and Class III directors.

Nominees for Election as Class I Directors at the Annual Meeting

Jennifer Glassman
Title: Director | Age: 54 | Director Since: 2025

Career Highlights

Ms. Glassman is the Chief Financial Officer of Towerbrook Capital Partners, a position she has held since 2005. Ms. Glassman was previously a partner and CFO at Soros Private Equity, and she also served in a variety of financial control and reporting roles for Soros Fund Management LLC. Prior to joining Soros, Ms. Glassman was a senior manager at PricewaterhouseCoopers, LLP, where she worked in the Financial Services Business Assurance practice for over seven years. Ms. Glassman is a certified public accountant and earned her B.S. from the Wharton School of the University of Pennsylvania and received her M.B.A. from Columbia Business School.

Committees:

•
Audit

Scott Gwilliam
Title: Director | Age: 55 | Director Since: 2021

Career Highlights

Mr. Gwilliam brings to the Board extensive investment and industry experience. Mr. Gwilliam is a co-founder of Keystone Capital Management, a Chicago-based investment firm, where he has served as the Managing Partner since 2017. Prior to founding Keystone Capital, Mr. Gwilliam was with Madison Dearborn Partners, a leading middle market private equity firm, and Kidder, Peabody & Company, a New York-based Investment Banking firm. Mr. Gwilliam received a B.S. degree in finance from the University of Virginia and a M.B.A. from Northwestern University. He has served as a director of the Company since October 2021.

Committees:

•
Nominating and Corporate Governance (Chair)

Edwin Poston
Title: Director | Age: 58 | Director Since: 2021

Career Highlights

Mr. Poston brings extensive private equity experience to the Board of Directors of the Company, where he has served as the director designated by TrueBridge Capital Partners LLC and certain of its affiliates since October 2021. He is a General Partner and co-founder of TrueBridge Capital Partners LLC, a principal operating brand of the Company. Prior to founding TrueBridge Capital Partners LLC, he was a Managing Director and Head of Private Equity at The Rockefeller Foundation, a private foundation to empower the world’s poor, where he focused particularly on private assets, including building and managing the Foundation’s venture capital and buyout portfolios both domestically and internationally. Prior to The Rockefeller Foundation, Mr. Poston was at Brandywine Trust Company, a multi-family office. Prior to starting his career in private equity investing, Mr. Poston worked as an investment banker at NationsBanc Montgomery Securities (Bank of America Securities) and as an opportunistic real estate investor in Washington, D.C. Mr. Poston received a J.D. and M.B.A. from Emory University, and a B.A. from the University of North Carolina at Chapel Hill.

Committees:

•
N/A

2025 Proxy Statement	7

Matters to Come Before the Annual Meeting

Continuing Class II Directors (Term Expires 2026)

Tracey Benford
Title: Director | Age: 56 | Director Since: 2024

Career Highlights

Ms. Benford was appointed to the Board in April 2024. Ms. Benford is a retired partner and advisory director of Goldman Sachs & Co., where she was a partner since 2010 and spent over 25 years of her career. Ms. Benford has held senior leadership positions at Goldman Sachs including as head of the Global Markets Division in the Midwest, Canada and the Southern Region, and served on the Global Executive Committee for Global Markets and the Partnership committee. She currently serves on the boards of several non-profit organizations including United States Olympic and Paralympic Foundation (USOPF), the Lincoln Park Zoo, Team Impact, Positive Coaching Alliance and Uniting Voices of Chicago and sits on the advisory council of the Stanford Graduate School of Business. Ms. Benford holds an MBA from the Stanford University Graduate School of Business and a BA, with honors, in Mathematical Methods and Economics from Northwestern University.

Committees:

•
Audit
•
Compensation (Chair)
•
Nominating and Corporate Governance

David M. McCoy
Title: Director | Age: 51 | Director Since: 2023

Career Highlights

Mr. McCoy is the director designated by the RCP Group. Mr. McCoy is a Managing Partner and portfolio manager for the Firm’s co-investment funds and maintains broader activities throughout the investment function. Mr. McCoy is also on the Investment Committee and active as an Advisory Board member of various underlying funds and portfolio companies. He has been involved in the private equity industry since 1998. Prior to joining RCP, Mr. McCoy was a Partner at National City Equity Partners, the private equity/mezzanine arm of PNC Financial Services Group, Inc. He has prior private equity experience at Thayer Capital Partners, operational experience at Suntron Corporation, an electronics contract manufacturer, and investment banking experience at BT Alex Brown. Mr. McCoy received a BA in Economics from Princeton University and an MBA from The Wharton School at the University of Pennsylvania.

Committees:

•
N/A

Robert B. Stewart, Jr.
Title: Director | Age: 59 | Director Since: 2021

Career Highlights

Mr. Stewart brings to the Board extensive experience in intellectual property, patent licensing, financial and public markets. Mr. Stewart currently serves as Chairman of the Board of PopID, a company that provides solutions for verifying an individual’s identity through facial recognition software. Mr. Stewart is the former President of Acacia Research Corporation, an industry leader in patent licensing. Mr. Stewart was an executive at Acacia for over two decades, helping to deliver hundreds of millions of dollars of value to Acacia’s patent partners. Mr. Stewart received a B.S. degree from the University of Colorado at Boulder.

Committees:

•
Audit (Chair)
•
Compensation
•
Nominating and Corporate Governance

Continuing Class III Directors (Term Expires 2027)

Travis Barnes
Title: Director | Age: 49 | Director Since: 2021

Career Highlights

Mr. Barnes brings to the Board extensive experience in financial services and impact lending. Mr. Barnes is a Managing Director and Global Co-Head of Capital Markets, serving on the Investment Banking Management Team at Barclays, a multinational universal bank. Previously, he was the global head of Debt Capital Markets and Risk Solutions Group, which also included Securitized Products Origination, Sustainable Capital Markets, Loan Capital Markets and Global Finance Advisory. Mr. Barnes is the Chair of Barclays’ Americas Citizenship Council. He is based in New York and has worked at Barclays since 2006. He started his career at Morgan Stanley and worked in Debt Capital Markets, Corporate Finance and Mergers & Acquisitions, based in New York and Hong Kong. Mr. Barnes received a B.A., summa cum laude, in Economics and English from Lafayette College in 1998. He has served as a director of the Company since October 2021.

Committees:

•
Audit
•
Compensation

8	P10, Inc.

Matters to Come Before the Annual Meeting

Stephen Blewitt
Title: Director | Age: 65 | Director Since: 2025

Career Highlights

Mr. Blewitt is the co-founder of Youth.Work.Connect., LLC, a mission-based organization created to help high school youth from underserved communities build social capital to promote economic mobility founded in September 2024. Mr. Blewitt served as the Chief Investment Officer (Private Markets) and Head of Private Markets at Manulife Investment Management from October 2018 to June 2023, where he was responsible for leading global investment teams across a wide range of asset classes, including private equity and credit, real estate, infrastructure, timber, and agriculture. Prior to that, Mr. Blewitt led Manulife’s private equity and credit business in the U.S. for almost 20 years. Mr. Blewitt earned his B.A. from the University of Chicago and received his M.B.A. from Boston University.

Committees:

•
Compensation

Luke A. Sarsfield III
Title: Chief Executive Officer and Chairman of the Board| Age: 51 | Director Since: 2023

Career Highlights

Mr. Sarsfield is the Company’s Chief Executive Officer, a position he has served in since October 2023, and Chairman of the Board, a position he has served in since June 2024. Prior to joining P10, Mr. Sarsfield worked at Goldman Sachs for over 23 years, where he held numerous senior leadership roles in asset management, including: Global Co-Head of Goldman Sachs Asset Management, Chief Commercial Officer of Asset and Wealth Management, and Global Co-Head of the Client Business within Goldman Sachs Asset Management. Previously, Mr. Sarsfield was a senior leader in Goldman Sachs’ Investment Banking Division, where he served as Global Head of the Financial Institutions Group, Global Chief Operating Officer of Investment Banking, and Co-Head of the Healthcare Group in the Americas. Additionally, he served as a member of the firm’s Management Committee and Partnership Committee. Mr. Sarsfield currently serves as Vice President of the Board of Trustees of the Montclair Kimberley Academy and Treasurer of the Board of Safe Horizon, the largest victim services agency in the United States. Mr. Sarsfield earned an MBA from Harvard Business School and a BA, magna cum laude, from Harvard College.

Committees:

•
N/A

Vote Required

Each Class I director will be elected by a plurality of the votes cast at the annual meeting (assuming a quorum is present). The three nominees for Class I director receiving the highest number of affirmative votes will be elected. Consequently, any shares not voted at the annual meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of the directors. Shares of common stock represented by executed, but unmarked, proxy cards will be voted in favor of the election as directors of the persons named as nominees in this Proxy Statement; provided that, if you hold your shares of our common stock through a broker-dealer, bank nominee, custodian or other securities intermediary, the intermediary will not vote those shares for the election of any nominee for director unless you give the intermediary specific voting instructions on a timely basis directing the intermediary to vote for such nominee.

Each of the foregoing nominees has consented to be named in this Proxy Statement and agreed to serve as a director if elected. Our Board of Directors has no reason to believe that the listed nominees will be unable or unwilling to serve as directors if elected. However, if any nominee should be unable to serve or will not serve, then the shares represented by proxies received will be voted for another nominee selected by our Board of Directors.

Recommendation of the Board of Directors The Board of Directors unanimously recommends a vote “FOR” the election of each nominee for Class I Director to serve a term of three years under Proposal 1

2025 Proxy Statement	9

Matters to Come Before the Annual Meeting

Board Meetings; Corporate Governance; Committees and Membership

Independent Directors

Our Board of Directors has determined that Mr. Barnes, Ms. Benford, Mr. Blewitt, Ms. Glassman, Mr. Gwilliam, and Mr. Stewart are “independent” as defined under the rules of the NYSE. In making this determination, the Board of Directors considered the relationships that Mr. Barnes, Ms. Benford, Mr. Blewitt, Ms. Glassman, Mr. Gwilliam, and Mr. Stewart have with our Company and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence, including ownership interests in us and, in the case of certain of our independent directors, the transactions described in the section titled "Certain Relationships and Related Party Transactions."

We are a “controlled company” under the rules of the NYSE by virtue of the Controlled Company Agreement, and therefore qualify for, but do not intend to rely on, an exemption from the requirement that our Board of Directors consist of a majority of independent directors, that we establish a Compensation Committee consisting solely of independent directors and that our director nominees be selected or recommended by independent directors.

Board Leadership Structure

Our Board annually reviews its leadership structure to evaluate whether the structure remains appropriate for the Company. Our Board does not have a policy on whether the role of Chairman and Chief Executive Officer should be separate or combined. In October 2023, our Board determined it was in the Company’s best interest to transition the leadership of the Company and appointed Mr. Sarsfield as the Company’s new Chief Executive Officer, and subsequently in June 2024, as the Company's new Chairman of the Board. Our Board may make further changes to the Company’s leadership structure in the future.

Lead Independent Director and Meetings of Independent Directors

In June 2024, the Board appointed Tracey Benford to serve as the lead independent director. As lead independent director, Ms. Benford presides over all Board meetings when the Chairman is not present and meetings of the independent directors held in executive session. The lead independent director, working with committee chairpersons, sets agendas and leads the discussion of regular meetings of the Board outside the presence of management, provides feedback regarding these meetings to the Chairman, and otherwise serves as a liaison between the independent directors and the Chairman. The lead independent director is also responsible for receiving, reviewing, and acting upon communications from stockholders or other interested parties when those interests should be addressed by a person independent of management.

In order to promote open discussion among independent directors, our Board holds executive sessions of independent directors at least quarterly. These executive sessions are chaired by a director selected by the independent directors during such sessions.

Board Qualifications & Diversity

The Nominating and Corporate Governance Committee periodically reviews, and recommends to our Board, the skills, experience, characteristics and other criteria for identifying and evaluating directors. Our Board expects directors to be open and forthright, to develop a deep understanding of the Company’s business, and to exercise sound judgment and courage in fulfilling their oversight responsibilities. Directors should embrace the Company’s values and culture and should possess the highest levels of integrity.

The Nominating and Corporate Governance Committee evaluates the composition of our Board annually to assess whether the skills, experience, characteristics and other criteria established by our Board are currently represented on our Board as a whole, and in individual directors, and to assess the criteria that may be needed in the future in light of the Company’s anticipated needs. Our Board of Directors and the Nominating and Corporate Governance Committee also actively seek to achieve a diversity of occupational and personal backgrounds on the Board, including diversity with respect to demographics such as gender, race, ethnic and national background, geography, age and sexual orientation.

In April 2025, our Nominating and Corporate Governance Committee recommended, and our Board approved, appointing Ms. Glassman and Mr. Blewitt to the Board. Ms. Glassman and Mr. Blewitt bring a diversity of skills and background to the Board, particularly given their 30+ years of financial services experience.

The Nominating and Corporate Governance Committee reviews the qualifications of director candidates and incumbent directors in light of the criteria approved by our Board and recommends the Company’s candidates to our Board for election by the Company’s stockholders at the applicable annual meeting. We believe our Board is well positioned to provide effective oversight and strategic advice to our management.

Procedures for Recommending Individuals to Serve as Directors

The Nominating and Corporate Governance Committee also considers director candidates recommended by our stockholders that are submitted in accordance with our amended and restated bylaws (“bylaws”). Any stockholder who wishes to propose director nominees for consideration by our Nominating and Corporate Governance Committee, but does not wish to present such proposal at an annual meeting of stockholders, may do so at any time by sending each proposed nominee’s name and a description of his or her qualifications for board membership to the chair of the Nominating and Corporate Governance Committee by sending an email to mcraft@p10alts.com or in writing, c/o our Secretary, at 4514 Cole Ave, Suite 500, Dallas, TX, 75205. The recommendation should contain all of the information regarding the nominee required under the “advance notice” provisions of our bylaws (which can be provided free of charge upon request by writing to our Secretary at the address listed above). The Nominating and Corporate Governance Committee evaluates

10	P10, Inc.

Matters to Come Before the Annual Meeting

nominee proposals submitted by stockholders in the same manner in which it evaluates other director nominees.

Board Committees

Our Board of Directors has standing Audit, Compensation, and Nominating and Corporate Governance Committees. The Board of Directors has adopted, and may amend from time to time, a written charter for each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

Audit Committee
Members: Robert Stewart, Jr. (Chair) | Travis Barnes | Tracey Benford | Jennifer Glassman

Mr. Stewart, Mr. Barnes, Ms. Benford, and Ms. Glassman are independent directors under the independence standards of the NYSE and SEC rules. Our Board of Directors has determined that each of Mr. Stewart, Mr. Barnes, Ms. Benford, and Ms. Glassman qualifies as an “audit committee financial expert,” as defined by the SEC. In 2024, the Audit Committee held 8 meetings and its members were Robert Stewart, Jr., Travis Barnes, and Tracey Benford.

Our Audit Committee, among other things, has the primary duties and responsibilities to assist our Board of Directors in:

•
appointing, determining the compensation of and overseeing the work of our independent registered public accounting firm, as well as evaluating its independence and performance;
•
considering and approving, in advance, all audit and non-audit services to be performed by our independent registered public accounting firm;
•
reviewing the audit plans and findings of our independent registered public accounting firm and our internal audit and risk review staff, as well as the results of regulatory examinations, and tracking management’s corrective action plans where necessary;
•
reviewing our financial statements, including any significant financial items and/or changes in accounting policies, with our senior management and independent registered public accounting firm;
•
reviewing our financial risk and control procedures, compliance programs and significant tax, legal and regulatory matters, including cybersecurity risk management; and
•
establishing procedures for the receipt and treatment of complaints and employee concerns regarding our financial statements and auditing process.

A copy of our audit committee charter is available at: https://ir.p10alts.com/governance-documents.

Compensation Committee
Members: Tracey Benford (Chair) | Travis Barnes | Stephen Blewitt | Robert Stewart, Jr.

In 2024, the Compensation Committee held 8 meetings and its members were Tracey Benford, Travis Barnes, and Robert Stewart, Jr.

The Compensation Committee is responsible for:

•
reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer's compensation, evaluating the Chief Executive Officer's performance in light of those goals and objectives, and determining the Chief Executive Officer's compensation based on that evaluation;
•
reviewing and recommending to our Board for approval the annual base salaries, bonuses, benefits, equity incentive grants and other economic rewards for our other executive officers;
•
providing assistance and recommendations with respect to our compensation policies and practices for our other personnel generally; and
•
overseeing the 2021 Stock Incentive Plan (the "Plan") and employee benefit plans.

A copy of our compensation committee charter is available at: https://ir.p10alts.com/governance-documents.

Nominating and Corporate Governance Committee
Members: Scott Gwilliam (Chair) | Tracey Benford | Robert Stewart, Jr.

The Nominating and Corporate Governance Committee held 4 meetings in 2024 and its members were Scott Gwilliam, Tracey Benford, and Robert Stewart, Jr.

Our Nominating and Corporate Governance Committee, among other things, is responsible for:

•
identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors; and
•
developing and recommending to our Board of Directors a set of corporate governance guidelines and principles.

A copy of our Nominating and Corporate Governance committee charter is available at:
https://ir.p10alts.com/governance-documents.

2025 Proxy Statement	11

Matters to Come Before the Annual Meeting

Board Risk Oversight

Our Board of Directors is responsible for overseeing our risk management process. Our Board of Directors focuses on our general risk management strategy and the most significant risks facing us and oversees the implementation of risk mitigation strategies by management. Our Board of Directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

While the full Board of Directors has the ultimate oversight responsibility for the risk management process, its committees will oversee risk in certain specified areas. In particular, our audit committee oversees management of enterprise risks, financial risks and risks associated with corporate governance, business conduct and ethics and is responsible for overseeing the review and approval of related-party transactions. Our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements and the incentives created by the compensation awards it administers. Pursuant to the Board of Directors’ instruction, management regularly reports on applicable risks to the relevant committee or the full Board of Directors, as appropriate, with additional review or reporting on risks conducted as needed or as requested by the Board of Directors and its committees.

Corporate Governance Guidelines

Our corporate governance guidelines, in accordance with the NYSE reporting requirements, is available at: https://ir.p10alts.com/governance- documents.

Code of Ethics

Our code of ethics satisfies the requirement that we have a “code of conduct” under applicable NYSE rules, a copy of which is available at: https://ir.p10alts.com/governance-documents. We intend to disclose future amendments to certain provisions of this code of business ethics, or waivers of such provisions, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors, on our website identified above.

Insider Trading Policy

Our Board of Directors has adopted an insider trading policy that governs the purchase, sale and/or other disposition of the Company's securities by all directors, officers, and employees of the Company and its subsidiaries, their respective related persons and controlled entities, as well as the Company itself. Among other things, person subject to our insider trading policy are prohibited from engaging in any of the following types of transactions with respect to the Company’s securities: (i) short term trading, (ii) short sales, (iii) hedging transactions, (iv) trading on margin or pledging, (v) options trading, and buying or selling puts or calls or other derivative securities.

Clawback Policy

In 2023, we adopted a clawback policy that provides for the recovery of all erroneously awarded compensation received by an executive officer in the event of an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, as required under Section 10D of the Exchange Act, Rule 10D-1 promulgated under the Exchange Act and Section 303A.14 of the New York Stock Exchange Listed Company Manual.

Meetings and Attendance

Our Board of Directors held 10 meetings in 2024. Each of the directors currently serving on our Board of Directors that were serving in 2024 attended at least 75% of the aggregate number of meetings of the Board of Directors held in 2024 and meetings held by each committee of the Board of Directors on which such director served during the period that the director so served in 2024 with the exception of Travis Barnes who attended 70% of the meetings of the Board of Directors held in 2024. Directors are expected to attend our annual meeting of stockholders each year.

Communications with the Board of Directors

You may communicate with our Board of Directors by writing to our Corporate Secretary at P10, Inc., 4514 Cole Ave, Suite 500, Dallas, TX 75205. The Corporate Secretary will deliver this communication to the Board of Directors or the specified director, as the case may be, if they relate to appropriate and substantive corporate or Board of Directors matters. Communications that are of a commercial or frivolous nature, or otherwise inappropriate for the Board of Director’s consideration, will not be forwarded to the Board of Directors.

Policies and Procedures Regarding Related Person Transactions

Our Board of Directors has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•
a “related person” means any of our directors, executive officers or nominees for director or any of their immediate family members; and
•
a “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

12	P10, Inc.

Matters to Come Before the Annual Meeting

Each of our executive officers, directors or nominees for director is required to disclose to the Audit Committee certain information relating to related person transactions for review, approval or ratification by the Audit Committee. Disclosure to the Audit Committee should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the related person transaction. The Audit Committee’s decision whether or not to approve or ratify a related person transaction is to be made in light of the Audit Committee’s determination that consummation of the transaction is not or was not contrary to our best interests. Any related person transaction must be disclosed to the full Board of Directors.

Certain Relationships and Related Party Transactions

Our related party transactions include:

Investment Manager to Funds

Through its subsidiaries, the Company serves as the investment manager to our existing portfolio of solutions across private equity, venture capital, private credit and impact investing (collectively, "the Funds"). Certain expenses incurred by the Funds are paid upfront and are reimbursed from the Funds as permissible per fund agreements. As of December 31, 2024, the total accounts receivable from the Funds totaled $42.5 million, of which $12.1 million related to reimbursable expenses and $30.4 million related to fees earned but not yet received. Reimbursable expenses and fees earned but not yet received are included in due from related parties and accounts receivable on the Consolidated Balance Sheets, respectively. In certain instances, the Company may incur expenses related to specific products that never materialize and therefore would not be reimbursed and expensed at that time.

Enhanced Advisory Agreement

Upon the closing of the Company’s acquisition of Enhanced Capital Group, LLC ("ECG") and Enhanced Capital Partners, LLC ("ECP"), the Advisory Agreement between ECG and Enhanced Permanent Capital, LLC ("Enhanced PC") immediately became effective. Under this agreement, ECG provides advisory services to Enhanced PC related to the assets and operations of the permanent capital subsidiaries owned by Enhanced PC, as contributed by both ECG and ECP. ECG provides advisory services relating to new projects undertaken by Enhanced PC under additional arrangements governed by the terms of the Advisory Agreement. In exchange for those services, which commenced on January 1, 2021, ECG receives advisory fees from Enhanced PC based on a declining fixed fee schedule that is commensurate with the level of services being performed. The Company allocates a portion of the consideration received under this arrangement to a financing component when it determines that a significant financing component exists. As of December 31, 2024, certain of the Company's contracts with Enhanced PC contained a significant financing component, as a result of the Company's expectation that the period between services being provided and cash collection will exceed one year. Interest income related to the identified significant financing component was insignificant for the year ended December 31, 2024. As of December 31, 2024, the total contractual advisory fees are $115.1 million over ten years. These agreements are subject to customary termination provisions. Since inception, $79.4 million of the total $115.1 million advisory fees have been recognized as revenue. There was $35.7 million in remaining performance obligations related to these agreements, which will be recognized between January 1, 2025 and December 31, 2031. For the year ended December 31, 2024, advisory fees earned or recognized under this agreement were $17.3 million and are reported in management and advisory fees on the Consolidated Statements of Operations. The Company invoices Enhanced PC quarterly in arrears and earns interest on balances not paid within 30 days. Revenues from interest were $1.1 million for the year ended December 31, 2024, which is included in management and advisory fees on the Consolidated Statements of Operations. As of December 31, 2024, the associated receivable was $65.8 million and is included in due from related parties on the Consolidated Balance Sheets. As of December 31, 2024, the associated interest receivable was $2.2 million and is included in due from related parties on the Consolidated Balance Sheets. Payment is expected to be collected as the permanent capital subsidiaries complete and liquidate multi-year projects covered under this agreement.

Enhanced Administrative Services Agreement

Upon the closing of the Company’s acquisition of ECG and ECP, the Administrative Services Agreement between ECG and Enhanced Capital Holdings, Inc. (“ECH”), the entity which holds a controlling equity interest in ECP, immediately became effective. Under this agreement, ECG pays ECH for the use of their employees to provide services at the direction of ECG. The Company recognized $13.6 million for the year ended December 31, 2024 related to this agreement within compensation and benefits on our Consolidated Statements of Operations. As of December 31, 2024, the associated accrual was $3.4 million and is included in due to related parties on the Consolidated Balance Sheets.

Crossroads Strategic Partnership

On September 10, 2021, Enhanced entered into a strategic partnership with Crossroads Impact Corp ("Crossroads"), the parent company of Capital Plus Financial ("CPF"), a leading certified development financial institution. Under the terms of the agreement, Enhanced was to originate and manage loans across its diverse lines of business including small business loans to women and minority owned businesses, and loans to renewable energy and community development projects. The loans were to be held by CPF and CPF will pay an advisory fee to Enhanced.

On July 6, 2022, Crossroads entered into the Advisory Agreement (the "Crossroads Advisory Agreement") with ECG. The Crossroads Advisory Agreement provides for ECG to receive a services fee of approximately 1.5% per year of the capital deployed by Crossroads under the Crossroads Advisory Agreement (0.375% quarterly) and an incentive fee of 15% over a 7% hurdle rate. In relation to the strategic partnership with Crossroads effective September 10, 2021 and the Crossroads Advisory Agreement, the Company recognized $6.1 million of fees for the year ended December 31, 2024, which is included in management and advisory fees on the Consolidated Statements of Operations.

On July 6, 2022, certain funds managed by the Company purchased 4,646,840 shares of Crossroads common stock at $10.76 per share, for an aggregate amount of approximately $50 million. On August 1, 2022, an additional purchase by the Company of 1,394,052 shares of Crossroads common stock at $10.76 per share occurred. The funds managed by the Company do not have the ability to change the investment strategy of Crossroads. Two former members of the Board of Directors of the Company are directors of Crossroads and

2025 Proxy Statement	13

Matters to Come Before the Annual Meeting

recused themselves from any decisions related to Crossroads or CPF during their time as directors. The Company recognizes an annual fee from the funds of $20,000 of which $20,000 has been recognized for the year ended December 31, 2024, which is included in management and advisory fees on the Consolidated Statements of Operations.

On December 23, 2024, Crossroads and ECG terminated the Crossroads Advisory Agreement. Additionally, the impact credit asset portfolio managed by the Company was contributed to two new limited liability companies ("Clifford") and the funds managed by the Company redeemed their interest in Crossroads in exchange for membership interests in Clifford in proportion to the fair value of the net assets contributed. At the same time, ECG entered into an Advisory Agreement with Clifford ("Clifford Advisory Agreement") to manage the impact credit asset portfolio, which has a term ending on the disposal date for all of Clifford's underlying investments. The Clifford Advisory Agreement provides for ECG to receive a services fee of approximately 1.5% per year of the capital deployed by Clifford under the Clifford Advisory Agreement. Clifford is not considered a related party to the Company.

As part of the Clifford arrangement, Enhanced Clifford (GP) LLC ("Clifford GP"), a direct subsidiary of ECH, was formed. Clifford GP receives incremental fees from Clifford as part of the Clifford Advisory Agreement. The Company is a guarantor on a put option and call option with third party customers.

Bonaccord Agreements

Upon the closing of the Bonaccord Capital Advisors LLC ("Bonaccord") acquisition on September 30, 2021, an Advance Agreement and Secured Promissory Note was signed with BCP Partners Holdings, LP, an entity that was formed by employees of the Company. Additional Secured Promissory Notes were signed with certain Bonaccord employees on October 13, 2023.

Keystone Capital Arrangements

Scott Gwilliam, one of our directors, is the managing partner of Keystone Capital Management (“Keystone Capital"), affiliates of which have the right, pursuant to prior contractual agreements with certain subsidiaries of the Company, to invest in the Company’s funds on certain preferential terms. In the past, Mr. Gwilliam, individually and certain investment funds managed by Keystone Capital (the “KCI Funds”), have invested in certain of the Company’s funds on the same terms and conditions as other unaffiliated clients and investors, except that these investments are generally not subject to management fees or carried interests. Mr. Gwilliam and the KCI Funds may continue to make similar investments in the future. See “—Director and Officer Investments” and “—Bonaccord Capital Fund II Arrangements” below. Mr. Gwilliam also serves on the advisory board of an investment fund managed by RCP Advisors.

Certain funds managed by or separate managed accounts of RCP Advisors (the "RCP Funds") have invested $100 million in capital with two investment funds managed by Keystone Capital and may continue to do so in the future. The RCP Funds have also, on behalf of their clients, partnered with Keystone Capital in the acquisition of certain businesses on a direct basis. The RCP Funds invest, on behalf of their clients, on substantially the same terms and conditions as other clients in these funds, including being subject to management fees and carried interest payable to affiliates of Keystone Capital, which approximated $0.55 million (net of fee offsets and fee waivers) for the year ended December 31, 2024. These fees are not included in the Consolidated Statements of Operations as they are fees paid to Keystone Capital on behalf of clients of the RCP Funds. In addition, representatives of RCP Advisors serve on the advisory board of certain of the KCI Funds.

Certain employees of subsidiaries of the Company in the past have invested in investment funds managed by Keystone Capital and are not subject to management fees or carried interests, and may continue to do so in the future.

Director and Officer Investments

The Company’s executive officers and directors have also invested, and may continue to invest in and alongside certain of the Company’s funds on substantially the same terms and conditions as other unaffiliated clients and investors, except that these investments are sometimes not subject to management fees or carried interest. We believe that these investments further align the interests of our executive officers and directors with those of the limited partners of our funds and our firm. In addition, our independent directors are permitted to participate in such investments up to a certain threshold, which the Board has determined will not compromise their independence. During the year ended December 31, 2024, the aggregate commitments by the Company's executive officers and directors and their family members and estate planning vehicles (including amounts related to indirect investments made through pooled vehicles) in and alongside the Company's funds was approximately $6,600,000.

Bonaccord Capital Fund II Arrangements

In 2024, certain of the Company’s executive officers and directors invested directly in the general partner entity for Bonaccord Capital Partners II and are entitled to a proportionate share in the carried interest for such fund. The amounts committed to be invested in the general partner are as follows: Mr. McCoy—$1,000,000; Mr. Poston—$2,000,000; and Mr. Sarsfield—$350,000.

Controlled Company Agreement

P10, Inc. entered into the Controlled Company Agreement on October 20, 2021, with the 210 Group, RCP Group and TrueBridge Group, granting each party certain board designation rights. On December 19, 2024, the Company entered into an amendment to the Controlled Company Agreement to, among other things: (i) remove 210/P10 Acquisition Partners, LLC and certain members of the RCP Group thereunder, and (ii) remove the board nomination and other rights of 210/P10 Acquisition Partners, LLC. Under the Controlled Company Agreement, as amended, subject to certain limitations and exceptions set forth therein, (i) so long as the RCP Group and any of its permitted transferees who hold shares of common stock as of the applicable time continue to collectively hold a combined voting power of at least 5% of the shares of common stock outstanding immediately following the Company's initial public offering, the Company will include in its slate of nominees one (1) director designated by the RCP Group and (ii) so long as TrueBridge Group and any of its permitted transferees who hold shares of common stock as of the applicable time continue to collectively hold a combined voting power of at least 5% of the shares of common stock outstanding immediately following the Company's initial public offering, the Company will include in its slate of nominees one (1) director designated by the TrueBridge Group.

14	P10, Inc.

Matters to Come Before the Annual Meeting

Sublease with 210 Capital

Effective January 1, 2021, the Company entered into a sublease with 210 Capital, LLC, a related party, for office space serving as our corporate headquarters. The monthly rent expense is $20,300, and the lease expires December 31, 2029. In the fourth quarter of 2022, the Company sublet an additional amount of office space in the corporate headquarters. This contributed an additional $3,400 monthly. P10 paid $0.3 million in rent to 210 Capital, LLC for the year ended December 31, 2024. As of December 31, 2024, this is no longer a related party transaction.

2025 Proxy Statement	15

Matters to Come Before the Annual Meeting

Executive Officers

The names, ages and positions held by the current executive officers of the Company are presented below.

Executive Officer	Age	Position
Luke A. Sarsfield III	51	Chief Executive Officer and Chairman of the Board
Amanda Coussens	44	Executive Vice President and Chief Financial Officer
Mark Hood	60	Executive Vice President and Chief Administrative Officer
Arjay Jensen	53	Executive Vice President and Head of Strategy and M&A
Sarita Jairath	44	Executive Vice President and Global Head of Client Solutions

Luke A. Sarsfield III—see biographical information in “Proposal 1: Election of Directors—Continuing Class III Directors (Term to Expire 2027)—Luke A. Sarsfield III.”

Amanda Coussens is the Company’s Executive Vice President and Chief Financial Officer. Prior to becoming the Company’s Chief Financial Officer in January 2021, Ms. Coussens served as Chief Financial Officer and Chief Compliance Officer of PetroCap LLC from October 2017 to December 2020; as a contract Chief Financial Officer for Aduro Advisors LLC from March 2016 to November 2017; and as Chief Financial Officer of White Deer Energy LLC from June 2014 to March 2016. Prior to this time, Ms. Coussens served as the SEC Reporting Director for a publicly traded asset manager, The Edelman Financial Group, Director of Accounting for a large family office and Controller for Tudor, Pickering, Holt & Co. Ms. Coussens started her career as an audit manager at Grant Thornton for publicly traded companies in the financial institutions and services, energy and hospitality industries. She is also a licensed CPA in Texas, and the Audit Committee Chair and Independent Board Director for Granite Ridge Resources, Inc. (NYSE: GRNT). Ms. Coussens is also a board member of the Dallas chapter of the Private Equity CFO Association, a thought-leadership and networking organization, and an auxiliary board member of New Friends, New Life, a nonprofit organization that supports anti-trafficking efforts in the U.S.

Mark Hood is the Company’s Executive Vice President and Chief Administrative Officer, a position he has served in since February 2024. Prior to that, he served as the Company’s Executive Vice President of Operations and Director of Investor Relations from February 2023 until February 2024, and as Director of Investor Relations from October 2021 until February 2023. Prior to joining P10, Mr. Hood was chief operating officer at Bespoke Partners, a leading executive search firm serving the private equity industry, from January 2021 to August 2021. Before that, Mr. Hood worked at GlobalScape, Inc. (NYSE American: GSB), a software company, serving as chief operating officer from January 2020 until August 2020, as Executive Vice President of Operations from May 2019 until December 2019 and as Vice President of Operations from August 2018 until May 2019. Prior to GlobalScape, Mr. Hood served in various roles at Crossroads Systems, Inc., a data software and hardware firm, from January 2013 until August 2018, including most recently as Executive Vice President from August 2017 until August 2018. Mr. Hood earned a Bachelor of Business Administration in Marketing from Sam Houston State University and a Master of Science in Technology Commercialization from The University of Texas at Austin, McCombs School of Business.

Arjay Jensen is the Company’s Executive Vice President and Head of Strategy and M&A, a position he has served in since February 2024. Prior to joining P10, Mr. Jensen held a variety of roles in investment banking, focusing on M&A and other strategic and corporate finance transactions for financial services companies, including serving as managing director at Goldman, Sachs & Co. on the Financial Institutions Group’s M&A team from December 2021 to September 2023, as managing director at Guggenheim Securities in the Financial Institutions Group of from 2014 until October 2021 and as managing director in the Financial Advisory group of Perella Weinberg Partners from 2009 to 2014. Mr. Jensen earned a MBA from Duke University, where he was a Fuqua Scholar, and a BA in Economics from the University of Michigan.

Sarita Jairath is the Company's Executive Vice President and Global Head of Client Solutions, a position she has served in since September 2024. She is responsible for the strategy and execution of P10’s organic growth opportunities by deepening and expanding global investor relationships, product development, and augmenting the market positioning of P10 and its affiliated managers. Ms. Jairath joined P10 from Blackstone, where she was served in multiple roles from 2019 to 2024. She served as a Managing Director within Blackstone’s Real Estate Institutional Client Solutions team. In her role, she led capital raising and investor relations efforts for Blackstone Real Estate Debt Strategies (“BREDS”). Additionally, she was Global Co-Head of Blackstone’s Diverse Professionals Network and served on the Firmwide DEI Executive Committee. Prior to joining Blackstone, Sarita worked at Seix Investment Advisors, where she was a Managing Director overseeing investor relations and marketing activities for the firm’s Leveraged Finance platform. Before joining Seix, she was an Executive Director at J.P. Morgan Private Bank, overseeing Credit Manager Research. Prior to J.P. Morgan, Sarita worked at Goldman Sachs as a Vice President within the Capital Markets group of the Investment Management Division. Ms. Jairath currently serves on the Pediatric Council for Hospital for Special Surgery (“HSS”). She earned a BBA in Finance and Marketing from Emory University and an MBA from Columbia Business School.

16	P10, Inc.

Matters to Come Before the Annual Meeting

Director Compensation

Our policy is to not pay director compensation to directors who are also our employees. Our non-employee directors are paid an annual fee up to $175,000 and the lead independent director is paid an additional $50,000. In 2024, the annual fee was payable entirely in shares of restricted stock. In addition, all members of the Board of Directors are reimbursed for reasonable costs and expenses incurred in attending meetings of our Board of Directors. In 2025, the Board of Directors approved the following director compensation: non-employee directors will be paid an annual fee of $185,000, the Committee chairs will be paid an additional $15,000 and the lead independent director will be paid an additional $50,000.

The following table sets forth information regarding the compensation earned or received by each of our non-employee directors during fiscal year 2024.

Name	Fees Earned in Cash		Stock Awards ($) (1)	Total
Scott Gwilliam	$—		$175,000	$175,000
Travis Barnes	$—		$175,000	$175,000
Robert B. Stewart, Jr.	$—		$175,000	$175,000
Tracey Benford	$29,167	(2)	$225,000	$254,167

(1)
Represents an award of restricted stock granted on June 14, 2024. These shares will vest on the first anniversary of the grant date, subject to the continuous service of that director through such date.
(2)
Ms. Benford was paid an additional $29,167 for services to the Board in 2024.

The following table sets forth information regarding the compensation earned or received by Messrs. Alpert and Webb as employees of the Company during fiscal year 2024. Messrs. Alpert and Webb served as directors until their resignations in November 2024.

Name	Salary	Stock Awards ($)	Total
Robert Alpert	$45,833	$—	$45,833
Clark Webb	$81,250	$236,689	$317,939

2025 Proxy Statement	17

Matters to Come Before the Annual Meeting

Executive Compensation

Summary Compensation Table

The following table sets forth certain information concerning the compensation earned for 2024 and 2023 by (i) our Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) our Chief Administrative Officer. The persons named in the table are also referred to in this Proxy Statement as the “named executive officers.”

Name and Principal Position	Year	Salary	Bonus		Stock Awards(1)		Option Awards(2)	All Other Compensation		Total
Luke Sarsfield	2024	$1,000,000	$2,000,000	(3)	$30,000	(3)	$—	$170,992	(7)(8)	$3,200,992
Chief Executive Officer	2023	$190,972	$—		$7,000,005		$—	$94,673	(4)(8)	$7,285,651
Amanda Coussens	2024	$500,000	$500,000	(5)	$515,006	(5)	$61,484	$225,814	(6)(7)(8)	$1,802,304
Chief Financial Officer	2023	$400,000	$167,492		$320,526		$236,040	$86,968	(6)(8)	$1,211,026
Mark Hood	2024	$500,000	$500,000		$—		$153,709	$152,594	(6)(7)(8)	$1,306,303
Executive Vice President and Chief Administrative Officer	2023	$300,000	$117,492		$143,745		$136,526	$33,630	(8)	$731,393

(1)
The amounts reported in this column represent the aggregate value of the stock awards granted to our named executive officers in 2024 and 2023, based on their grant date fair value, as determined in accordance with the share-based payment accounting guidance under FASB ASC Topic 718, excluding the impact of estimated forfeitures related to service-based vesting.
(2)
The amounts reported in this column represent the grant-date fair value of stock option awards granted in 2024 and 2023, computed in accordance with U.S. GAAP pertaining to equity-based compensation. See “Compensation and Benefits” in Note 2, “Summary of Significant Accounting Policies” to our consolidated financial statements included in Item 8 of our 2024 Form 10-K for the year ended December 31, 2024 (the "2024 Form 10-K").
(3)
On March 8, 2024, Mr. Sarsfield was granted restricted stock units in connection with his election to forgo $200,000 of his 2024 cash bonus, and such restricted stock units had a grant date fair value of $230,000 which was equal to 1.15 times the amount of the forgone cash bonus. See “Equity Awards-Luke Sarsfield” below for more information
(4)
This amount includes $80,000 of legal fees paid by P10 on behalf of Mr. Sarsfield associated with negotiations of his employment.
(5)
On March 4, 2024, Ms. Coussens was granted restricted stock units in connection with her election to forgo $100,000 of her 2024 cash bonus, and such restricted stock units had a grant date fair value of $115,000, which was equal to 1.15 times the amount of the forgone cash bonus. See “Equity Awards-Amanda Coussens” below for more information.
(6)
This amount includes payments received in respect of the individuals carried interest awards.
(7)
This amount includes dividends paid related to RSUs granted to Mr. Sarsfield, Ms. Coussens, and Mr. Hood.
(8)
This amount includes (i) a negligible amount of premiums paid by the Company and (ii) 401k employer contributions.

Disclosure Regarding Summary Compensation Table

Employment Agreements

Luke A. Sarsfield III

In connection with his appointment as CEO, P10 entered into an employment agreement with Mr. Sarsfield, effective as of November 5, 2024 (the “Sarsfield Employment Agreement”), which amended and restated the agreement between P10 and Mr. Sarsfield originally entered into on October 20, 2023, setting forth the terms of his employment and compensation. Pursuant to the Sarsfield Employment Agreement, Mr. Sarsfield is entitled to receive: (i) an annual base salary of $1 million; (ii) a target annual cash bonus of $1.5 million (which was pro-rated for 2023) based on certain performance criteria and benchmarks to be set each year by the Board or the Compensation Committee thereof; (iii) a target annual incentive bonus of $5 million based on certain performance criteria and benchmarks to be set each year by the Board or the Compensation Committee thereof, of which (a) 70% will be awarded in the form of carried interest in certain investment vehicles controlled by the Company, (b) 20% will be awarded in the form of restricted stock units granted under the Plan, and (c) 10% will be awarded in the form of stock options granted under the Plan and (iv) reimbursements for reasonable out-of-pocket expenses during the term of employment. In addition, under the Sarsfield Employment Agreement, Mr. Sarsfield received (i) an initial signing bonus of $1 million, which was paid in the form of fully vested shares of common stock under the Plan; (ii) a start date grant of restricted stock units with an aggregate value of $6 million, which will vest ratably over the first three anniversaries of the effective date; and (iii) reimbursement of up to $85,000 for legal expenses incurred in connection with the negotiation of the Sarsfield Employment Agreement. In addition, Mr. Sarsfield will be entitled to receive up to $40 million in the aggregate of additional grants of restricted stock units, comprised of up to five grants of $8 million each, upon achieving certain stock price performance hurdles. Further, with respect to any restricted stock units held by Mr. Sarsfield, Mr. Sarsfield will be entitled to receive a cash payment of any dividend equivalents on a current basis as dividends are paid. Mr. Sarsfield’s 2024 compensation as approved by the Compensation Committee included (i) a bonus of $2,000,000, of which $1,800,000 was payable in cash and $200,000 of which had been previously paid in RSUs granted in lieu of the cash bonus (see “Equity Awards” below), (ii) RSUs valued at $1,500,000, (iii) options valued at $500,000 and (iv) carried interest awards with an estimated targeted future value of $6,000,000.

The initial term of the Sarsfield Employment Agreement is for a five-year period through October 23, 2028 and will automatically renew for additional one-year periods unless either party delivers written notice of non-renewal at least 90 days prior to the expiration of the then-current term.

The term of the Sarsfield Employment Agreement may be terminated (i) by P10 for Cause (as defined in the Sarsfield Employment Agreement), (ii) by P10 Without Cause (as defined in the Sarsfield Employment Agreement), (iii) upon Mr. Sarsfield's death or by P10 on account of Mr. Sarsfield's disability (as defined in the Sarsfield Employment Agreement), (iv) by Mr. Sarsfield by Voluntary Resignation or for "Good Reason" (each defined in the Sarsfield Agreement), or (v) upon either party's written notice of non-renewal of the Sarsfield Employment Agreement in accordance with its terms.

The Sarsfield Employment Agreement includes provisions on confidentiality and a one year non-compete, non-solicit of clients and a two year non-solicit of employees.

18	P10, Inc.

Matters to Come Before the Annual Meeting

Amanda Coussens

P10 entered into an employment agreement with Ms. Coussens effective as of February 27, 2024, which was subsequently amended and restated effective April 3, 2025 (the “Coussens Employment Agreement”), which amended and restated the agreement between P10 and Ms. Coussens originally entered into on November 11, 2022, setting forth the terms of her employment and compensation as Chief Financial Officer of P10. The Coussens Employment Agreement provides for a base salary of $500,000 and that Ms. Coussens is eligible for an annual bonus in a target amount equal to $300,000, subject to satisfying certain performance metrics and requirements determined by the Compensation Committee, all of which is payable in cash. Ms. Coussens is also eligible for an annual equity award with an annual target value of $600,000, and a carried interest award with an annual target value of $1,000,000, in each case, as determined by the Compensation Committee. Pursuant to the Coussens Employment Agreement, Ms. Coussens is eligible to participate in all benefit plans maintained by the Company and to reimbursement for all reasonable and necessary out-of-pocket business, entertainment and travel expenses incurred in connection with the performance of her duties. Ms. Coussens 2024 compensation as approved by the Compensation Committee included (i) a bonus of $500,000, of which $400,000 was payable in cash and $100,000 of which had been previously paid in RSUs granted in lieu of the cash bonus (see “Equity Awards” below), (ii) RSUs valued at $600,000, (iii) options valued at $100,000 and (iv) carried interest awards with an estimated targeted future value of $1,500,000.

The current term of the Coussens Employment Agreement is through April 3, 2026; thereafter, it will be automatically extended for successive one-year periods unless either party provides written notice of its intention not to extend the term at least ninety (90) days prior to the applicable renewal date. The term of the Coussens Employment Agreement may be terminated (i) by P10 for Cause (as defined in the Coussens Employment Agreement) or by Ms. Coussens' Voluntary Resignation (as defined in the Coussens Employment Agreement), (ii) upon either party’s written notice of its intention not to renew the Coussens Employment Agreement in accordance with its terms, (iii) by P10 without Cause or by Ms. Coussens for Good Reason, or (iv) upon Ms. Coussens’ death or by P10 on account of Ms. Coussens’ Disability (as defined in the Coussens Employment Agreement).

The Coussens Employment Agreement includes provisions on confidentiality, a one year non-solicit of clients and non-solicit of employees and a six month non-compete.

Mark Hood

In connection with his promotion to Executive Vice President and Chief Administrative Officer, P10 entered into an employment agreement with Mr. Hood effective as of February 27, 2024, which was subsequently amended and restated effective April 3, 2025 (the “Hood Employment Agreement”), setting forth the terms of his employment and compensation. The Hood Employment Agreement provides for a base salary of $500,000 and that Mr. Hood is eligible for an annual bonus with a target amount equal to $300,000, subject to satisfying certain performance metrics and requirements determined by the Compensation Committee. Mr. Hood's annual bonus will be paid in cash as determined by the Compensation Committee. Mr. Hood is also eligible for an annual equity award with an annual target value of $500,000 and a carried interest award with an annual target value of $1,000,000, in each case, as determined by the Compensation Committee. Pursuant to the Hood Employment Agreement, Mr. Hood is eligible to participate in all benefit plans maintained by the Company and to reimbursement for all reasonable and necessary out-of-pocket business, entertainment and travel expenses incurred in connection with the performance of his duties. Mr. Hood’s 2024 compensation as approved by the Compensation Committee included (i) a bonus of $500,000 in cash, (ii) RSUs valued at $600,000, and (iii) carried interest awards with an estimated targeted future value of $1,500,000.

The current term of the Hood Employment Agreement is through April 3, 2026; thereafter, it will be automatically extended for successive one-year periods unless either party provides written notice of its intention not to extend the term at least ninety (90) days prior to the applicable renewal date. The term of the Hood Employment Agreement may be terminated (i) by P10 for Cause (as defined in the Hood Employment Agreement) or by Mr. Hood without Good Reason (as defined in the Hood Employment Agreement), (ii) upon either party’s failure to renew the Hood Employment Agreement in accordance with its terms, (iii) by P10 without Cause or by Mr. Hood for Good Reason, (iv) upon Mr. Hood’s death or by P10 on account of Mr. Hood’s disability (as defined in the Hood Employment Agreement).

The Hood Employment Agreement includes provisions on confidentiality, a one year non-solicit of clients and non-solicit of employees and a six month non-compete.

Termination Payments and Other Benefits

Under the Amended Sarsfield Employment Agreement, upon a termination by the Company Without Cause, or if Mr. Sarsfield resigns for Good Reason (each as defined under the Amended Sarsfield Employment Agreement), then Mr. Sarsfield will be entitled to receive, in addition to any accrued and unpaid benefits: (i) a lump sum payment equal to one and one half (1.5) times his then-current base salary; (ii) a lump sum payment equal to one and one half (1.5) times his then-current annual cash bonus; and (iii) immediate vesting of any and all outstanding equity awards and all carried interests in certain investment vehicles controlled by the Company.

Under each of the Coussens Employment Agreement and Hood Employment Agreement, upon a termination by the Company without Cause (including a notice of non-renewal) or by the executive’s resignation for Good Reason, then such executive would be entitled to receive the following: (i) a severance payment, payable in a lump sum, equal to 12 months’ salary; (ii) the target amount of the executive’s annual bonus; (iii) reimbursement of COBRA premiums for up to 12 months; and (iv) immediate vesting of any equity granted to such executive and immediate vesting of all carried interests in the investment vehicles granted to executive. If such termination occurs within 18 months following a Change in Control (or during such time in which the Company is party to a letter of intent or definitive agreement that contemplates a Change in Control), then the severance payment will be increased from 12 months’ salary to 18 months’ salary, the lump sum payment of the target annual bonus will be equal to the target annual bonus covering an 18 month-period, and the period for which the executive is eligible to receive reimbursement of COBRA premiums will be increased from 12 months to 18 months.

For all executives, in the case of death or disability (each as defined under the employment agreements), there will be immediate vesting of any and all outstanding Company equity awards granted to the executive (excluding any RSUs that have not yet been earned), and immediate vesting of all carried interests in the investment vehicles of the affiliated entities granted to the executive during the term.

2025 Proxy Statement	19

Matters to Come Before the Annual Meeting

All termination payments and other benefits described herein are subject to the applicable executive executing and delivering a general release of the Company and its affiliates in a form that is satisfactory to the Company.

Equity Awards

Luke Sarsfield

On October 23, 2023, in accordance with his employment agreement, Mr. Sarsfield was granted 107,527 fully vested shares of Company stock as a signing bonus and 654,308 restricted stock units that vest on the first, second and third anniversaries of the grant date, subject to his continued service with P10 through such date and subject to the other terms of the grant and the Plan.

On March 8, 2024, Mr. Sarsfield was granted 28,786 restricted stock units, all of which vested on the first anniversary of the grant date. These restricted stock units were granted in connection with Mr. Sarsfield's election to forgo $200,000 of his 2024 cash bonus, and such restricted stock units had a value of $230,000 which was equal to 1.15 times the amount of the forgone cash bonus.

On February 14, 2025, as part of his 2024 compensation, Mr. Sarsfield was granted (i) 89,767 stock options with an exercise price of $12.61 per share, and (ii) 118,954 restricted stock units, in each case, which will vest ratably on the first, second, third, and fourth anniversaries of the grant date subject to his continued service with P10 through such date and subject to the other terms of the grants and the Plan.

Amanda Coussens

On March 9, 2023, Ms. Coussens was granted 55,325 stock options with an exercise price of $9.93 per share, which vest on the fifth anniversary of the grant date subject to continued service with P10 through such date and subject to all other terms of the stock option agreement and the Plan. On March 9, 2023, Ms. Coussens was granted 12,137 restricted stock units, all of which vested on the first anniversary of the grant date.On October 23, 2023, Ms. Coussens was granted 21,506 restricted stock units, all of which vested on the first anniversary of the grant date.

On March 4, 2024, Ms. Coussens was granted (i) 20,000 stock options with an exercise price of $7.99 and which vest ratably on the second, third, fourth, and fifth anniversaries of the grant date, subject to her continued service with the Company through such date and the other terms of the grant and the Plan, and (ii) 76,972 restricted stock units, all of which vested on the first anniversary of the grant date. Of the restricted stock units granted, 14,393 restricted stock units were granted at Ms. Coussens election to forgo $100,000 of her 2024 cash bonus, and such restricted stock units had a value of $115,000, which was equal to 1.15 times the amount of the forgone cash bonus.

On February 14, 2025, as part of her 2024 compensation, Ms. Coussens was granted (i) 17,953 stock options with an exercise price of $12.61, which will vest ratably on the second, third, fourth, and fifth anniversaries of the grant date and (ii) 47,582 restricted stock units all of which will vest on the first anniversary of the grant date, in each case, subject to her continued service with P10 through such date and subject to the other terms of the grants and the Plan.

Mark Hood

On March 9, 2023, Mr. Hood was granted (i) 9,440 restricted stock units, all of which vested on the first anniversary of the grant date, and (ii) 32,000 stock options with an exercise price of $9.93, which will vest on the fifth anniversary of the grant date, subject to his continued service with P10 through such date and subject to all other terms of the stock option agreement and the Plan. On October 23, 2023, Mr. Hood was granted 5,377 restricted stock units, all of which vested on the first anniversary of the grant date.

On March 4, 2024, Mr. Hood was granted 50,000 stock options with an exercise price of $7.99 and which vest ratably on the second, third, fourth, and fifth anniversaries of the grant date, subject to his continued service with the Company through such date and the other terms of the grant and the Plan.

On February 14, 2025, as part of his 2024 compensation, Mr. Hood was granted 47,582 restricted stock units all of which will vest on the first anniversary of the grant date, subject to his continued service with P10 through such date and subject to the other terms of the grant and the Plan.

Carried Interest Compensation

The Company and/or certain executives and employees receive an allocation of performance-based fees, commonly referred to as “carried interest”, from limited partners in certain investment funds that are controlled by P10. The carried interest may be allocated to certain employees from time to time, including our named executive officers, as a form of long-term incentive compensation, fostering alignment of interest with our clients and investors, and retaining key investment professionals. Cash distributions received in 2024 and 2023 attributable to carried interests allocated to our named executive officers are reflected in the “All Other Compensation” column of the Summary Compensation Table above.

Benefits

We offer competitive benefits packages that reflect the needs of our workforce. In the U.S., we provide all full-time employees medical, dental, and vision benefits, life and disability coverage, parental leave, education reimbursement, and paid time off. We provide retirement benefits including a 401(k)-safe harbor. In addition to base salary, our employees participate in incentive plans that support our organizational philosophy of pay and performance. Our executive compensation program is designed to align incentives with achievement of the Company’s strategic plan and both short- and long-term operating objectives.

20	P10, Inc.

Matters to Come Before the Annual Meeting

Impact of Tax Treatment on Compensation

Section 162(m) of the Code generally denies a federal income tax deduction for compensation in excess of $1,000,000 per year paid to certain executive employees, which may limit our ability to fully deduct compensation paid to certain of our executives. Although the Compensation Committee considers the deductibility of expenses when it makes compensation decisions, the Compensation Committee believes in maintaining the flexibility and competitive effectiveness of the executive compensation program and tax deductibility is only one of many factors considered in the overall compensation program.

Outstanding Equity Awards at December 31, 2024

The following table sets forth information on outstanding stock options, restricted stock, and restricted stock unit awards held by the named executive officers at December 31, 2024, including the number of shares underlying both exercisable and unexercisable portions of each stock option, the exercise price and expiration date of each outstanding option and the market value of shares of restricted stock, and restricted stock units that have not vested based on the closing market price for our common stock on December 31, 2024, the last business day of our fiscal year, of $12.61.

	Option Awards							Stock Awards
Name	Year Granted		Number of Securities Underlying Unexercised Options – Exercisable	Number of Securities Underlying Unexercised Options – Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested	Market value of Shares of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested
Luke Sarsfield	2024	(1)	—	—	—	$—		28,786	$230,000	—	—
	2023	(2)	—	—	—	$—		436,205	$4,000,000	—	—
Amanda Coussens	2024	(1)			20,000	$7.99	3/4/2034	14,393	$115,000	—	—
	2024	(3)						62,579	$500,006	—	—
	2023	(4)	—	—	55,325	$9.93	3/9/2033
	2022	(5)			39,713	$12.30	3/2/2032
	2021	(6)	6,650		63,350	$8.07	3/2/2031			—	—
Mark Hood	2024	(1)	—	—	50,000	$7.99	3/4/2034			—	—
	2023	(4)			32,000	$9.93	3/9/2033
	2022	(5)			9,928	$12.30	3/2/2032
	2021	(7)	—	—	17,500	$15.87	10/7/2031			—	—

(1)
On March 8, 2024, 28,786 restricted stock units were granted to Mr. Sarsfield and on March 4, 2024, 14,393 restricted stock units were granted to Ms. Coussens, in each case, all of which vested on the first anniversary of the grant date. On March 4, 2024, Ms. Coussens and Mr. Hood were granted 20,000 and 50,000 stock options, respectively. These stock options have a 5-year vesting period and vest 25% on the second, third, fourth, and fifth anniversary of grant, subject to the recipient’s continuous service through such date.
(2)
On October 23, 2023, 654,308 restricted stock units were granted to Mr. Sarsfield, which will vest on the first, second and third anniversaries of the grant date, subject to the recipient’s continuous service through such date.
(3)
On March 4, 2024, Ms. Coussens was granted 62,579 restricted stock units, which vested on the first anniversary of the grant date.
(4)
On March 9, 2023, 55,325 and 32,000 stock options were granted to Ms. Coussens and Mr. Hood. These stock options vest on the fifth anniversary of the grant date, subject to the recipient’s continuous service through such date.
(5)
On March 2, 2022, Ms. Coussens and Mr. Hood were granted 39,713 and 9,928 stock options, respectively, which vest on the fifth anniversary of the grant date, subject to the recipient’s continuous service through such date.
(6)
On February 2, 2021, Ms. Coussens was granted 70,000 stock options. On the date of the Company's IPO, 6,650 of these stock options vested and became exercisable. The remaining 63,350 vest on the fifth anniversary of the grant date, subject to the recipient’s continuous service through such date.
(7)
On October 7, 2021, Mr. Hood was granted 17,500 stock options, which vest on the fifth anniversary of their grant date, subject to the recipient’s continuous service through such date.

Equity Compensation Plan Information

The following table presents information on the Company’s equity compensation plans as of December 31, 2024.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	12,965,897	$8.58	10,532,611
Equity compensation plans not approved by security holders	—	—	—
Total	12,965,897	$8.58	10,532,611

Compensation Policies and Practices and Risk

We monitor and assess periodically our enterprise risks, including risks from our compensation policies and practices for our employees. Based on our periodic assessments, we believe that risks arising from our compensation policies and practices for our employees, including our named executive officers, are not reasonably likely to have a material adverse effect on our Company.

We believe our compensation policies and practices provide an appropriate balance between short-term and long-term incentives, encourage our employees to produce superior results for our Company without having to take excessive or inappropriate risks to do so, and continue to serve the best interests our Company and stockholders

Compensation Committee Processes and Procedures

Under our Compensation Committee charter, the Committee annually reviews and approves corporate goals and objectives relevant to

2025 Proxy Statement	21

Matters to Come Before the Annual Meeting

CEO compensation, evaluates the CEO’s performance in light of those goals and objectives, and determines and approves the CEO’s overall compensation levels based on this evaluation. In determining the long-term incentive component of the CEO's compensation, the Committee may consider any number of factors, including the Company's performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years. Under our Compensation Committee charter, at least annually, the Committee reviews and approves the annual base salaries and annual incentive opportunities of the CEO and executive officers. Our CEO recommends the compensation of the executive officers of the Company, other than that of the CEO, to the Compensation Committee. Such recommendation is reviewed by the Compensation Committee, which will then determine the compensation of the executive officers. The Compensation Committee determines the compensation of our CEO in an executive session at which our CEO is not present.

Our Compensation Committee charter states that our Compensation Committee shall review and approve all other incentive awards and opportunities, including both cash-based and equity-based awards and opportunities, of the CEO and executive officers. Our Compensation Committee charter provides that the Committee may delegate to its Chairman or other members such powers and authority as the Committee deems to be appropriate, except such powers and authority required by law to be exercised by the whole Committee.

Compensation Committee Interlocks and Insider Participation

Each of Tracey Benford, Robert Stewart, Jr. and Travis Barnes served on the Compensation Committee during fiscal 2024. No member of the Compensation Committee was, at any time during fiscal 2024 or at any other time, an officer or employee of P10, and, other than disclosed in the section titled "Certain Relationships and Related Party Transactions", no member of this Committee had any relationship with P10 requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. No executive officer of P10 has served on the Board of Directors or Compensation Committee of any other entity that has or has had one or more executive officers who served as a member of the Compensation Committee during fiscal 2024.

Equity Grant Policy and Procedures

We generally grant annual equity-based awards during the first half of our fiscal year, with the Board approving grants to executive officers as recommended by the Compensation Committee, although such timing may change from year to year. The Compensation Committee also may consider and approve interim or mid-year grants, or grants made on another basis, from time to time based on business needs, changing compensation practices or other factors, in the discretion of the Compensation Committee. The Compensation Committee does not take into account material nonpublic information in determining the timing and terms of equity-based awards, and we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

22	P10, Inc.

Matters to Come Before the Annual Meeting

Audit Committee Report

Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of our Board of Directors submits the following report:

Audit Committee Report to Stockholders*

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of three directors, all of which are independent as defined by the Listing Rules. The Audit Committee operates under a written charter approved by the Board of Directors and held 8 meetings in fiscal 2024. A copy of the charter is available at https://ir.p10alts.com/governance-documents.

Management is responsible for the Company’s internal controls over financial reporting, disclosure controls and procedures and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statement in accordance with Public Company Accounting Oversight Board (PCAOB) standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, including the activities of the Internal Audit function. The Audit Committee has established a mechanism to receive, retain and process complaints on auditing, accounting and internal control issues, including the confidential, anonymous submission by employees, vendors, customers and others of concerns on questionable accounting and auditing matters.

In connection with these responsibilities, the Audit Committee met with management and KPMG LLP, the independent registered public accounting firm, to review and discuss the December 31, 2024 audited consolidated financial statements. The Audit Committee also discussed with KPMG LLP the matters required by Statement on Auditing Standards Update No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T. In addition, the Audit Committee received the written disclosures from KPMG LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the independent registered public accounting firm’s independence from the Company and its management.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for fiscal 2024 filed with the SEC.

The Audit Committee also has appointed, subject to stockholder ratification, KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Respectfully submitted,

THE AUDIT COMMITTEE

Robert Stewart, Jr., Chairman

Tracey Benford

Travis Barnes

* The material in this Report of the Audit Committee is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, respectively, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

2025 Proxy Statement	23

Matters to Come Before the Annual Meeting

PROPOSAL 2:

Ratification of Independent Registered Public Accounting Firm

Principal Accountant Fees and Services

KPMG LLP (“KPMG”), an independent registered public accounting firm, has served as our independent public accountant since 2017. Our Board of Directors is seeking stockholder ratification of the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2025. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to appoint another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and our stockholders. Representatives of KPMG will be present at the Annual Meeting, and they will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions by stockholders.

Independent Public Accountant’s Fees

The following table presents fees billed for professional audit services rendered by KPMG for the audit of our annual financial statements for the fiscal year ended December 31, 2024 and December 31, 2023, and fees billed for other services rendered by KPMG in those periods.

	2024	2023
Audit fees(1)	$2,685,000	$1,986,200
All other fees(2)	$144,000	$142,000
Total	$2,829,000	$2,128,200

(1)
Audit fees consist of the aggregate fees billed for professional services rendered by KPMG LLP in 2024 and 2023, as applicable, for the audit and review of financial statements and services provided in connection with statutory and regulatory filings.
(2)
All Other Fees consist of permissible services not related to audit services that were rendered by KPMG LLP.

Vote Required

The selection of KPMG as our independent registered accounting firm will be ratified by the affirmative vote of a majority of the combined voting power of the shares of common stock present at the meeting in person or by proxy and entitled to vote.

Recommendation of the Board of Directors The Board of Directors unanimously recommends a vote “FOR” the ratification of KPMG under Proposal 2

24	P10, Inc.

Delinquent Section 16(a) Reports

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and any person beneficially owning more than 10% of our common stock to file reports concerning their ownership of our equity securities with the SEC. Based solely on a review of the forms filed electronically with the SEC during 2024 and on written representations that no Form 5 was required to be filed, we believe that, during 2024, all of our directors, executive officers, and persons who beneficially owned more than 10% of our common stock timely complied with the Section 16(a) filing requirements, other than: (i) a late Form 4 filed jointly by C. Clark Webb, Robert Alpert, and certain affiliates on January 5, 2024 to report the grant of restricted stock units to C. Clark Webb, (ii) a late Form 4 filed by the Jon I. Madorsky Revocable Trust dated December 1, 2008 on January 11, 2024 to report the conversion of shares of Class B common stock, and gifting of the converted shares; (iii) a late Form 4 filed by Andrew Rowan Nelson on February 13, 2024 to report the exercise of stock options and withholding of shares for the payment of taxes thereunder; (iv) a late Form 4 filed by Michael Feinglass on February 13, 2024 to report the exercise of stock options and withholding of shares for the payment of taxes thereunder; (v) a late Form 4 filed by David McCoy on March 15, 2024 to report the grant of restricted stock units and stock options, and the vesting of restricted stock units and the withholding of shares for the payment of taxes thereunder; (vi) a late Form 4 filed jointly by C. Clark Webb, Robert Alpert and certain affiliates on June 20, 2024 to report the early vesting of restricted stock units previously granted to Robert Alpert and the withholding of shares for the payment of taxes thereunder; (vii) a late Form 4 filed by Tracey Benford on July 10, 2024 to report the grant of restricted stock; (viii) a late Form 4 filed jointly by C. Clark Webb, Robert Alpert and certain affiliates on July 12, 2024 to report the grant of restricted stock units to C. Clark Webb; (ix) a late Form 4 filed by Sarita Narson Jairath on September 26, 2024 to report the grant of restricted stock units; and (x) a late Form 4 filed by David McCoy on December 27, 2024 to report the conversion of shares of Class B common stock and the sale of shares of Class A common stock.

2025 Proxy Statement	25

Other Matters

Other Matters

Corporate Responsibility

At P10, relationships are everything. We’ve built them over decades, and they drive our relentless commitment to a data-driven investment process. By continually evolving, P10 has built an unrivaled network of strategies with deep industry knowledge across several strategies. Together, we offer our clients a unified solution and unrivaled access to private markets. We hold an ongoing commitment to expanding our capabilities and investment products across private market strategies where relationships, data, and market intelligence are crucial to successful investing. We are dedicated to servicing our shareholders, LPs, GPs, employees, and community. Our existing portfolio of private solutions include Private Equity, Venture Capital, Private Credit, and Impact investing. We are dedicated to serving our shareholders, LPs, GPs, employees, and community.

Of note is the work done by Enhanced Capital. For over 24 years, Enhanced Capital has been a trailblazer in the impact investing arena and remains steadfast in its mission to generate meaningful and measurable impact across the US lower middle market. Enhanced Capital does so by investing through its Small Business Lending, Impact Real Estate, and Climate Finance strategies and ensuring social, and environmental impacts are achieved alongside financial returns. Investments within each of the Firm’s three strategies target businesses and projects that support underserved communities, underrepresented populations, environmental sustainability, and local economic growth.

Enhanced Capital and RCP Advisors are signatories of the UN Principles for Responsible Investing which aligns investment strategy with the desired collective outcomes to end poverty and inequality, protect our planet, and ensure all people have opportunity for prosperity. Enhanced Capital makes 100% of its investments with intent to achieve specific UN Sustainable Development Goal (“SDG”) outcomes. Quantitative impact data is collected throughout the investment life cycle in alignment with the UNDP SDG Impact Standards framework. Through this framework, Enhanced Capital has built impact investment practices in alignment with globally recognized sustainability standards.

We believe in focusing our efforts on where we can have the most impact. As a result, the Company has redetermined that our sustainability pillars include: (1) Our People (2) Our Community, (3) Environmental Responsibility, and (4) Governance.

Our People: Our business is built on strong, trusted relationships with stakeholders: employees, limited partners, general partners, and our public stockholders. As such, attracting, recruiting, developing, and retaining diverse talent is vital to our success. The Company is focused on supporting our employees, and we consider talent management to be essential to the ongoing success of our business. Our business is built on relationships and those are everything to us. Not just with general partners and limited partners, but with employees. Employee retention is key to the execution of our business plan, and we are keenly aware of the importance our people play in the success of our business. We demonstrate our commitment to providing equal opportunities to all employees through training, mentoring, education, and an inclusive culture. We engage our employees in a variety of ways as we seek to create a vibrant workplace for our team.

We have a strong anti-discrimination policy and consider the inclusion of all people as paramount to our goals. We recognize that P10 plays an important part in the lives of our people, and we strive to create an inclusive workplace where people feel heard, valued, and appreciated.

We are also committed to providing our employees with competitive total compensation, benefits, and wellness resources. We provide a comprehensive benefits package that supports the physical and mental well-being of our workforce, including medical, dental, life, disability coverage, parental leave, education reimbursement, and flexible paid time off. We also provide competitive retirement benefits, including a 401(k) safe harbor program.

Our Community: We support a variety of charitable organizations in our communities through donations, fundraising efforts, and educational partnerships. We strive to use our knowledge, talents and resources to help improve the quality of life in our communities. Each year, Enhanced Capital publishes an annual Community Impact Report to disclose impact performance from the year. For example, Enhanced Capital provided a loan to Indian Energy, an energy development firm, to develop a renewable energy and battery storage microgrid project on Native American Tribal lands near Alpine, CA. Reliable, clean energy will be provided to the Viejas Band of the Kumeyaay Indians through a 15 MW photovoltaic solar generation system and a 38 MWh battery long-duration energy storage system. In addition, as a testament to the Firm’s good stewardship, Enhanced Capital was selected for the Impact Assets 50 (“IA 50”) in 2025.

Our employees are encouraged to volunteer in their community. P10 is proud to be able to support many events including community development, educational programs, and youth organizations. We are focusing efforts on making significant and measurable direct impact in communities across the United States.

Environmental Responsibility: We have undertaken a number of initiatives designed to reduce our impact on the environment and to promote environmentally friendly projects and practices. With a view to increasing efficiency and reducing waste, we are continuing to digitize manual back office and financial center functions. We have:

•
Increased the use of e-records and e-signing technology resulting in paper waste and carbon emissions reduction.
•
Utilized digital solutions such as mobile/online banking, e-Statements, and electronic bill pay.
•
Continued to migrate technology infrastructure to a cloud environment, reducing energy usage, and accordingly, our carbon footprint.
•
Encouraged environmentally friendly work practices by supporting the recycling of plastic, glass, and paper.

Governance: We believe that strong governance related to ethics, integrity, risk management, compliance, and business continuity supports the long-term success of our Company, building trust and credibility with our stakeholders. Compliance oversight including the assignment of a Chief Compliance Officer for each strategy. Our Board and its committees help set the tone for P10 and meet regularly to review policies, current regulations, and industry best practices. Our strong governance is reflected in many of our policies and practices. We have adopted a Code of Conduct and Ethics that applies to all directors, officers, and employees. Additionally, we have a

26	P10, Inc.

Other Matters

comprehensive compliance program that promotes ethical and compliant business practices throughout our business, and we offer compliance education training to our employees. P10’s whistleblower policy further supports our stated goals within our governance structure. Our whistleblower policy encourages transparency, confidentiality, and provides multiple avenues for employees to submit concerns about financial irregularities, breaches of internal controls, conflicts of interest, and fraud.

P10, and its strategies, implement risk management programs to ensure compliance with applicable laws and regulations governing ethical business practices, including our relationships with suppliers, customers and business partners, and our industry. Our risk management teams oversee compliance with applicable laws and regulations and coordinate with affiliate subject-matter experts (“SMEs”) throughout the business to identify, monitor and mitigate material risks.

We have also strategically integrated cybersecurity risk management into our broader risk management framework to promote a company-wide culture of cybersecurity risk management. We utilize third-party cybersecurity consultancy firms to manage and execute our cybersecurity programs. These third-party firms are led and supervised by our Chief Information Officer (“CIO”). On a quarterly basis, our third-party cybersecurity consultancy firms perform phish testing and on demand information security training. On a yearly basis, our third-party consultancy firms perform information security awareness training.

Our IT team uses a combination of industry-leading tools and innovative technologies to help protect our stakeholder’s data. Our employees are responsible for complying with our data security standards and completing mandatory annual training to understand the behaviors and technical requirements necessary to keep data secure. We also offer ongoing education for our employees to recognize and report suspicious activity.

2025 Proxy Statement	27

Other Matters

Proxy Solicitation

We will pay all costs that we incur in connection with the solicitation of proxies for the Annual Meeting, including the costs of preparing, assembling, printing and mailing this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and any additional solicitation material furnished to the stockholders. In addition to soliciting proxies by mail, certain of our officers and other employees may solicit proxies personally, by telephone or by electronic communication. Copies of the solicitation materials will be furnished to brokers, banks and other nominees holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. We have retained InvestorCom, LLC to aid in the solicitation at an estimated cost of $5,000 plus reimbursable out-of-pocket expenses.

Stockholder Proposals

Stockholders wishing to include proposals in the proxy materials in relation to our 2026 Annual Meeting of Stockholders must submit the same in writing, by mail, first-class postage pre-paid, to P10, Inc., 4514 Cole Ave, Suite 500, Dallas, TX 75205, Attention: Corporate Secretary, which must be received at our executive office on or before December 30, 2025, unless the date of the 2026 Annual Meeting is changed by more than 30 days from the date of the last annual meeting, in which case the proposal must be received no later than a reasonable time before the Company begins to print and send its proxy materials. Such proposals must also meet the other requirements and procedures prescribed by Rule 14a-8 under the Exchange Act relating to stockholders’ proposals.

Stockholders who intend to present a proposal at the 2026 Annual Meeting, without including such proposal in our proxy statement, must provide our Corporate Secretary with written notice of such proposal not later than March 14, 2026 and not earlier than February 13, 2026, unless the date of the 2025 Annual Meeting is changed by more than 30 days from the date of the last annual meeting, in which case the proposal must be delivered between 90 to 120 days prior to the date of the 2026 Annual Meeting or within 10 calendar days after the date of the 2026 Annual Meeting is first publicly announced. If the stockholder does not also comply with the requirements of Rule 14a-4(c) under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

Finally, the deadline for providing notice to the company under Rule 14a-19, the SEC’s universal proxy rule, of a stockholder’s intent to solicit proxies in support of nominees submitted under the company’s advance notice bylaws for our 2026 annual meeting is April 13, 2026.

Delivery of Documents to Stockholders Sharing an Address

To the extent we deliver a paper copy of the proxy materials to stockholders, the SEC rules allow us to deliver a single copy of proxy materials to any household at which two or more stockholders reside, if we believe the stockholders are members of the same family.

We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at the same address as another stockholder and currently receiving only one copy of the proxy materials who wishes to receive his or her own copy. Requests should be directed to our Corporate Secretary by phone at 214-865-7998 or by mail to P10, Inc., 4514 Cole Ave, Suite 500, Dallas, TX 75205.

Upon written request addressed to our Corporate Secretary at 4514 Cole Ave, Suite 500, Dallas, TX 75205 from any person solicited herein, we will provide, at no cost, a copy of our fiscal 2024 Annual Report on Form 10-K filed with the SEC.

Our Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters set forth in the Notice of Annual Meeting of Stockholders and matters incident to the conduct of the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.

Transfer Agent

Equiniti Trust Company, LLC serves as our transfer and registrar, and dividend paying agent with respect to our Class A common stock.

28	P10, Inc.

Other Matters

(logo) YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:INTERNET Go To: www.proxypush.com/PX Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-983-6559 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided P10, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 20, 2023 TIME: Friday, June 16, 2023 9:00 AM, Central Time PLACE: 4514 Cole Ave, 3rd Floor Dallas, TX 75205 This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Robert Alpert and C. Clark Webb (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of P10, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Other Matters

P10, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR THE ELECTION OF BOTH CLASS II DIRECTOR NOMINEES LISTED FOR PROPOSAL 2 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. Election of Class II Director Nominees (for a three year term): FOR WITHHOLD 1.01David M. McCoy FOR 1.02Robert B. Stewart, Jr. FOR 2. Ratification of the appointment of KPMG LLP as independent registered FOR AGAINST ABSTAIN public accountants. FOR NOTE: In their discretion, the Named Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. Check here if you would like to attend the meeting in person. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date